NeoMedia Technologies, Inc.



                                  Exhibit 10.49


            Termination of Collateralized Guaranty Between IBM Credit Corporation, Gen-Tech, Inc. and Dev-Mark, Inc. Dated February 5, 1997

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                                     IBM
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IBM Credit Corporation            2707 Butterfield Road
                                     Oak Brook, IL 60521
                                     800-753-7053


February 5, 1997

                           CERTIFIED MAIL/RETURN RECEIPT REQUESTED


Mr. Charles W. Fritz
NeoMedia Technologies, Inc
2201 Second Street, Suite 600
Fort Myers, FL 33901

RE:  Termination of Collateralized Guaranty

Dear Mr. Fritz:

IBM CREDIT CORPORATION ("IBM Credit") hereby acknowledges receipt of your request to terminate the Collateralized Guaranty from Gen-Tech, Inc., and Dev-Mark, Inc., of the obligations of NeoMedia Technologies, Inc. (Dealer) executed by you on August 16, 1994.

Please be advised that according to the terms of the Guaranty, the termination will be effective sixty (60) days after receipt and acknowledgment by IBM Credit. The termination does not affect your guaranty of liabilities (as defined in the Guaranty) prior to the effective date of termination.

The effective date of termination shall be April 5, 1997. You will be obligated to pay all Liabilities incurred prior to this date.

Please do not hesitate to contact the undersigned if you have any questions.

Sincerely,
/s/ SAGE K. RANDRUP
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Sage K. Randrup
Credit Manager

SKR/klm

Enclosure